Exhibit 4.2

SERIES 2012-2 INDENTURE SUPPLEMENT

between

FORD CREDIT FLOORPLAN MASTER OWNER TRUST A,
as Issuer

and

THE BANK OF NEW YORK MELLON,
as Indenture Trustee

Dated as of February 1, 2012

i

SERIES 2012-2 INDENTURE SUPPLEMENT, dated as of February 1, 2012 (this “Indenture Supplement”), between FORD CREDIT FLOORPLAN MASTER OWNER TRUST A, a Delaware statutory trust, as Issuer, and THE BANK OF NEW YORK MELLON, a New York banking corporation, as Indenture Trustee.

BACKGROUND

Section 2.2 of the Indenture provides, among other things, that the Issuer and the Indenture Trustee may at any time enter into an Indenture Supplement to authorize the issuance by the Issuer of Notes in one or more Series.

The parties to this Indenture Supplement, by executing and delivering this Indenture Supplement, are providing for the creation and specifying the Principal Terms of the Series 2012-2 Notes.

The parties agree as follows:

GRANTING CLAUSES

In addition to the Grant of the Indenture, the Issuer Grants to the Indenture Trustee, as Indenture Trustee for the benefit of the Series 2012-2 Noteholders, all of the Issuer’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Series 2012-2 Collateral.

The foregoing Grant is made in trust to secure (a) the payment of principal of, interest on and any other amounts owing in respect of the Series 2012-2 Notes as provided in the Indenture and this Indenture Supplement for the benefit of the Series 2012-2 Noteholders and (b) compliance by the Issuer with the provisions of the Indenture and this Indenture Supplement, all as provided in the Series 2012-2 Notes, the Indenture and this Indenture Supplement.

The Indenture Trustee acknowledges such Grant, accepts the trusts under this Indenture Supplement in accordance with this Indenture Supplement and agrees to perform the duties in this Indenture Supplement so that the interests of the Series 2012-2 Noteholders may be adequately protected.

ARTICLE I
USAGE AND DEFINITIONS

Section 1.1.                                   Usage and Definitions.  Capitalized terms used but not otherwise defined in this Indenture Supplement are defined in Appendix A to (a) the Fifth Amended and Restated Sale and Servicing Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010, among Ford Credit Floorplan Corporation, as Depositor, the Issuer and Ford Motor Credit Company LLC, as Servicer, and (b) the Fifth Amended and Restated Sale and Servicing Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010, among Ford Credit Floorplan LLC, as Depositor, the Issuer and the Servicer.  Each Appendix A also contains rules as to usage applicable to this Indenture Supplement.  Each Appendix A is incorporated by reference into this Indenture Supplement.

In addition, the following terms have the following meanings:

“Accrued Note Interest” means, for a Class and a Payment Date, the sum of the Note Monthly Interest and the Note Interest Shortfall for such Class.

“Accumulation Period Factor” means, for any Collection Period, a fraction:

(a)                                  the numerator of which equals the sum of the “Initial Invested Amounts” of all Series in Principal Sharing Group One; and

(b)                                 the denominator of which equals the sum of (i) the Initial Invested Amount, plus (ii) the “Initial Invested Amounts” of all Series in Principal Sharing Group One, other than Series 2012-2, that are not expected to be in their “Revolving Periods” from such date to the Expected Final Payment Date.

“Accumulation Period Length” means, for any Determination Date, the number of Collection Periods such that the sum of the Accumulation Period Factors for such Collection Periods is equal to or greater than the Required Accumulation Factor Number for such Determination Date.

“Adjusted Invested Amount” means, as of any date, (a) the Invested Amount, minus (b) during an Accumulation Period or Amortization Period for Series 2012-2, the amount of any Principal Collections in the Collection Account allocable to Series 2012-2, minus (c) the amount in the Series 2012-2 Principal Funding Account (excluding any net investment earnings), each as of such date.

“Available Investor Interest Collections” means, for any Payment Date, an amount equal to the sum of (a) the Investor Interest Collections for the related Collection Period, plus (b) any net investment earnings on amounts in the Series 2012-2 Accounts for the related Collection Period, plus (c) the Series 2012-2 Accumulation Period Reserve Draw Amount for such Payment Date, plus (d) on the termination of the Series 2012-2 Accumulation Period Reserve Account pursuant to Section 4.7(c)(iii), all remaining amounts in the Series 2012-2 Accumulation Period Reserve Account (excluding any net investment earnings), plus (e) the Monthly Depositor Servicing Fee for such Payment Date.

“Available Investor Principal Collections” means, for any Payment Date, an amount equal to the excess of (a) the sum of (i) the Investor Principal Collections for the related Collection Period, plus (ii) any Available Investor Interest Collections, Series 2012-2 Reserve Account Available Amounts, Excess Interest Collections from other Series in Excess Interest Sharing Group One and Available Depositor Collections that, pursuant to Sections 4.2(a) and (b), are to be treated as Available Investor Principal Collections for such Payment Date, plus (iii) the Series 2012-2 Excess Funding Amount, plus (iv) any Shared Principal Collections for other Series in Principal Sharing Group One (including any amounts in the Excess Funding Account that are made available to Series 2012-2 pursuant to the Indenture as Shared Principal Collections), plus (v) upon the termination of the Series 2012-2 Reserve Account pursuant to Section 4.7(b)(ii), all remaining amounts in the Series 2012-2 Reserve Account (excluding any net investment earnings and after giving effect to Section 4.2(b)(iii)), over (b) any Reallocated Principal Collections for such Payment Date.

“Available Subordinated Amount” means (a) for the first Determination Date following the Closing Date, an amount equal to the Required Subordinated Amount for such Determination Date and (b) for any subsequent Determination Date, an amount equal to the lesser of (i) the Required Subordinated Amount for such Determination Date and (ii) an amount equal to:

(A)                              the Available Subordinated Amount for the preceding Determination Date; minus

(B)                                the amount of any Available Depositor Principal Collections used to cover shortfalls on the related Payment Date pursuant to Section 4.2(b)(ii); minus

(C)                                the amount of the Investor Charge Offs and Reallocated Principal Collections for the related Payment Date applied to reduce the Available Subordinated Amount pursuant to Sections 4.3 and 4.4; plus

(D)                               the amount of any Available Investor Interest Collections paid pursuant to Section 4.2(a)(xiii) to the Depositor Interest Account for distribution to the holders of the Depositor Interest; minus

(E)                                 the Incremental Subordinated Amount for the preceding Determination Date; plus

(F)                                 the Incremental Subordinated Amount for such Determination Date; minus

(G)                                the Subordinated Percentage of the increase in the Series 2012-2 Excess Funding Amount since the preceding Payment Date to the succeeding Payment Date; plus

(H)                               the Subordinated Percentage of the decrease in the Series 2012-2 Excess Funding Amount since the preceding Payment Date to the succeeding Payment Date; plus

(I)                                    an amount equal to the increase, if any, in the Required Subordinated Amount as a result of a change in the Subordination Factor since the preceding Determination Date, minus

(J)                                   an amount equal to the decrease, if any, in the Required Subordinated Amount as a result of a change in the Subordination Factor since the preceding Determination Date, plus

(K)                               any increases in the Available Subordinated Amount elected by the Depositors; provided, that the cumulative amount of such increases may not exceed 3.5% of the initial Note Balance of the Series 2012-2 Notes.

“Back-up Servicing Fee Rate” means 0.009% per annum or such lesser percentage as may be specified by the Back-up Servicer, if any, in an Officer’s Certificate delivered to the Indenture Trustee; provided, that if no Back-up Servicing Agreement is in effect on any date, all references to the Back-up Servicing Fee Rate in this Indenture Supplement will be deemed to be deleted from this Indenture Supplement and have no further effect.

“Benefit Plan” means an employee benefit plan or other retirement plan or arrangement that is subject to Title I of ERISA, Section 4975 of the Code or any Similar Law.

“Class” means the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, as applicable.

“Class A Notes” means any one of the Series 2012-2 Class A Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.

“Class B Invested Amount” means, as of any date, an amount (not less than zero) equal to (a) the initial Note Balance of the Class B Notes, minus (b) the aggregate amount of any principal payments made to the Noteholders of the Class B Notes before such date, minus (c) the cumulative amount of unreimbursed Investor Charge-Offs applied to reduce the Class B Invested Amount pursuant to Section 4.3 before such date, minus (d) the cumulative amount of unreimbursed Reallocated Principal Collections applied to reduce the Class B Invested Amount pursuant to Section 4.4 before such date.

“Class B Notes” means any one of the Series 2012-2 Class B Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.

“Class C Invested Amount” means, as of any date, an amount (not less than zero) equal to (a) the initial Note Balance of the Class C Notes, minus (b) the aggregate amount of any principal payments made to the Noteholders of the Class C Notes before such date, minus (c) the cumulative amount of unreimbursed Investor Charge-Offs applied to reduce the Class C Invested Amount pursuant to Section 4.3 before such date, minus (d) the cumulative amount of unreimbursed Reallocated Principal Collections applied to reduce the Class C Invested Amount pursuant to Section 4.4 before such date.

“Class C Notes” means any one of the Series 2012-2 Class C Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.

“Class D Invested Amount” means, as of any date, an amount (not less than zero) equal to (a) the initial Note Balance of the Class D Notes, minus (b) the aggregate amount of any principal payments made to the Noteholders of the Class D Notes before such date, minus (c) the cumulative amount of unreimbursed Investor Charge-Offs applied to reduce the Class D Invested Amount pursuant to Section 4.3 before such date, minus (d) the cumulative amount of unreimbursed Reallocated Principal Collections applied to reduce the Class D Invested Amount pursuant to Section 4.4 before such date.

“Class D Notes” means any one of the Series 2012-2 Class D Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.

“Closing Date” means February 15, 2012.

“Controlled Accumulation Amount” means, for any Payment Date with respect to the Controlled Accumulation Period, an amount equal to the Initial Invested Amount divided by six; provided, however, that if the Controlled Accumulation Period begins after July 1, 2016, the

Controlled Accumulation Amount for each Payment Date with respect to the Controlled Accumulation Period will be equal to (a) the product of (i) the Initial Invested Amount, times (ii) the Accumulation Period Factor for the last Collection Period of the Revolving Period, divided by (b) the Required Accumulation Factor Number for the last Determination Date during the Revolving Period.

“Controlled Accumulation Period” means, unless an Early Amortization Period has commenced prior to such period, the period beginning on the first day of the July 2016 Collection Period or such later date as is determined in accordance with Section 4.2(g) and ending on the earlier to occur of (a) the day before the start of the Early Amortization Period and (b) the end of the Collection Period preceding the Payment Date on which the Note Balance of the Series 2012-2 Notes will be paid in full.

“Controlled Deposit Amount” means, for any Payment Date with respect to the Controlled Accumulation Period, an amount equal to the sum of (a) the Controlled Accumulation Amount for such Payment Date and (b) any Deficit Controlled Accumulation Amount for the preceding Payment Date.

“Dealer Overconcentration” means, for any Determination Date, the excess, if any, of (a) the aggregate principal amount of Receivables originated in all Accounts of a Dealer or a group of affiliated Dealers on the last day of the related Collection Period, over (b) 2% (or 5% in the case of Dealers affiliated with AutoNation, Inc. (or its successors in interest)) of the Pool Balance on the last day of such Collection Period (or, in either case, a higher percentage so long as the Rating Agency Condition has been satisfied).

“Defaulted Amount” means, for any Determination Date, an amount (not less than zero) equal to (a) the principal amount of all Receivables that became Defaulted Receivables during the related Collection Period, minus (b) the amount of any such Defaulted Receivables that are reassigned to the Depositors in accordance with the Sale and Servicing Agreements (except that if an Insolvency Event occurs with respect to a Depositor, the amount of such Defaulted Receivables that are reassigned to such Depositor will be zero), minus (c) the amount of any such Defaulted Receivables that are assigned to the Servicer in accordance with the Sale and Servicing Agreements (except that if an Insolvency Event occurs with respect to the Servicer, the amount of such Defaulted Receivables that are assigned to the Servicer will be zero).

“Deficit Controlled Accumulation Amount” means (a) for the first Payment Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Payment Date, over the amount deposited into the Series 2012-2 Principal Funding Account on such Payment Date and (b) for each subsequent Payment Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such Payment Date, over the amount deposited into the Series 2012-2 Principal Funding Account on such Payment Date.

“Development Dealer Overconcentration” means, for any Determination Date, the excess, if any, of (a) the aggregate principal amount of Receivables that are Development Dealer Receivables on the last day of the related Collection Period, over (b) 4% of the Pool Balance on the last day of such Collection Period (or, a higher percentage so long as the Rating Agency Condition has been satisfied).

“Early Amortization Period” means the period beginning on the day on which an Amortization Event for Series 2012-2 occurs (or, if the Servicer is not required to make daily deposits of Collections into the Collection Account pursuant to Section 8.4(b) of the Indenture, beginning on the first day of the Collection Period in which such Amortization Event occurs) and ending on the earlier to occur of (a) the end of the Collection Period preceding the Payment Date on which the Note Balance of the Series 2012-2 Notes will be paid in full and (b) the Series 2012-2 Final Maturity Date.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Excess Interest Collections” means, for any Payment Date, an amount equal to the excess, if any, of (a) the Available Investor Interest Collections for such Payment Date, over (b) the amount required to be paid, without duplication, pursuant to Sections 4.2(a)(i) through (xv) on such Payment Date.

“Expected Final Payment Date” means the January 2017 Payment Date.

“Fixed Investor Percentage” means, for any Deposit Date or Collection Period (or portion of any Collection Period occurring after the end of the Revolving Period), the percentage equivalent (not to exceed 100%) of a fraction (a) the numerator of which is the Invested Amount on the last day of the Revolving Period and (b) the denominator of which is the greater of (i) the Adjusted Pool Balance on the last day of the preceding Collection Period and (ii) the sum of the numerators used to calculate the applicable “Investor Percentages” for allocating Principal Collections to all Series for such Collection Period; provided, that for any Deposit Date or Collection Period occurring after the Collection Period on the last day of which the Adjusted Invested Amount is zero, the Fixed Investor Percentage will be deemed to be zero.

“Fleet Overconcentration” means, for any Determination Date, the excess, if any, of (a) the aggregate principal amount of the Receivables that are Fleet Receivables on the last day of the related Collection Period, over (b) 4% of the Pool Balance on the last day of such Collection Period (or a higher percentage so long as the Rating Agency Condition has been satisfied).

“Floating Investor Percentage” means, for any Deposit Date or Collection Period (or portion of any Collection Period occurring prior to the end of the Revolving Period), the percentage equivalent (not to exceed 100%) of a fraction (a) the numerator of which is the Adjusted Invested Amount on the last day of the preceding Collection Period (or for the first Collection Period, the initial Note Balance of the Series 2012-2 Notes) and (b) the denominator of which is the Adjusted Pool Balance on the last day of the preceding Collection Period (or for the first Collection Period, the Adjusted Pool Balance as of the Series Cutoff Date).

“Incremental Subordinated Amount” means, for any Determination Date, the product of:

(a)                                  a fraction, (i) the numerator of which is an amount (not less than zero) equal to (A) the Adjusted Invested Amount as of the related Payment Date, plus (B) the product of the initial Note Balance of the Series 2012-2 Notes times the excess of the Required Pool Percentage over 100%, plus (C) the Required Subordinated Amount on such Determination Date (without giving effect to the Incremental Subordinated Amount), minus (D) the Series 2012-2 Excess Funding Amount as of such Determination Date and (ii) the denominator of which is the Pool Balance on such Determination Date; times

(b)                                 the Non-Conforming Receivable Amount on such Determination Date.

“Initial Invested Amount” means, for the Series 2012-2 Notes and for any date, $747,713,000; provided, that the Initial Invested Amount will be reduced by the initial Note Balance of any Series 2012-2 Notes that are determined to be no longer Outstanding on the day prior to the start of the Early Amortization Period.

“Interest Collections Shortfall” means, for any Payment Date, an amount equal to the excess, if any, of (a) the amount required to be paid, without duplication, pursuant to Sections 4.2(a)(i) through (xv) on such Payment Date, over (b) the Available Investor Interest Collections for such Payment Date.

“Interest Period” means, for any Payment Date the period from the 15th day of the calendar month preceding such Payment Date to the 15th day of the following calendar month (or from the Closing Date to March 15, 2012 in the case of the first Payment Date).

“Invested Amount” means, as of any date, an amount equal to (a) the initial Note Balance of the Series 2012-2 Notes, minus (b) the aggregate amount of any principal payments made to the Noteholders of the Series 2012-2 Notes before such date, minus (c) the cumulative amount of unreimbursed Investor Charge-Offs applied to reduce the Invested Amount pursuant to Section 4.3 before such date, minus (d) the cumulative amount of unreimbursed Reallocated Principal Collections applied to reduce the Invested Amount pursuant to Section 4.4 before such date.

“Investor Charge-Off” means, for any Payment Date, the excess, if any, of the amount of the unfunded Investor Default Amount for such Payment Date over the amount of such Investor Default Amount applied to reduce the Available Subordinated Amount pursuant to Section 4.3 for such Payment Date.

“Investor Default Amount” means, for any Payment Date, an amount equal to the product of (a) the Floating Investor Percentage for the related Collection Period, times (b) the Defaulted Amount for such Collection Period.

“Investor Interest Collections” means, for any Deposit Date or Collection Period, an amount equal to the product of (a) the Floating Investor Percentage for the related Collection Period, times (b) the Interest Collections for such Deposit Date or Collection Period, as applicable.

“Investor Percentage” means, for any Collection Period (a) for Interest Collections and Defaulted Amounts at any time and Principal Collections during the Revolving Period, the Floating Investor Percentage and (b) for Principal Collections during the Controlled Accumulation Period or the Early Amortization Period, the Fixed Investor Percentage.

“Investor Principal Collections” means, for any Deposit Date or Collection Period, an amount equal to the product of (a) the Investor Percentage for the related Collection Period, times (b) the Principal Collections for such Deposit Date or Collection Period, as applicable.

“Manufacturer Overconcentration” means, for any Determination Date, the sum of:

(a)                                  the excess, if any, of (i) the aggregate principal amount of Receivables that relate to a particular Manufacturer (other than Ford or one of its associated Manufacturers) with a long-term unsecured rating of at least “A-” by Standard & Poor’s and Fitch (if rated by Fitch), and “A3” by Moody’s (if rated by Moody’s) on the last day of the related Collection Period, over (ii) 10% of the Pool Balance on the last day of such Collection Period (or a higher percentage so long as the Rating Agency Condition has been satisfied); plus

(b)                                 the excess, if any, of (i) the aggregate principal amount of Receivables that relate to a particular Manufacturer (other than Ford or one of its associated Manufacturers) with a long-term unsecured rating of “BBB+” or lower by Standard & Poor’s or unrated by Standard & Poor’s, or “BBB+” or lower by Fitch (if rated by Fitch), or “Baa1” or lower by Moody’s (if rated by Moody’s) on the last day of the related Collection Period, over (ii) 2% of the Pool Balance on the last day of such Collection Period (or a higher percentage so long as the Rating Agency Condition has been satisfied).

“Medium and Heavy Truck Overconcentration” means, for any Determination Date, the excess, if any, of (a) the aggregate principal amount of Receivables that are Medium and Heavy Truck Receivables on the last day of the related Collection Period, over (b) 2% of the Pool Balance on the last day of such Collection Period (or a higher percentage so long as the Rating Agency Condition has been satisfied).

“Monthly Back-up Servicing Fee” means, for any Payment Date, an amount equal to one-twelfth of the product of (a) the Back-up Servicing Fee Rate, times (b) the percentage equivalent of a fraction, the numerator of which is the Floating Investor Percentage for the related Collection Period and the denominator of which is the sum of the “Floating Investor Percentages” for all Series for such Collection Period, times (c) the aggregate principal amount of Receivables on the last day of the preceding Collection Period.  If no Back-up Servicing Agreement is in effect on any date, all references to the Monthly Back-up Servicing Fee in this Indenture Supplement will be deemed to be deleted from this Indenture Supplement and have no further effect.

“Monthly Depositor Servicing Fee” means, for any Payment Date, an amount equal to one-twelfth of the product of (a) the product of (i) the sum of the Servicing Fee Rate and the Back-up Servicing Fee Rate, times (ii) 100% minus the sum of the “Floating Investor Percentages” for all Series for the related Collection Period, times (iii) the aggregate principal amount of Receivables on the last day of the preceding Collection Period, times (b) the percentage equivalent of a fraction, the numerator of which is the Floating Investor Percentage for the related Collection Period and the denominator of which is the sum of the “Floating Investor Percentages” for all Series for such Collection Period.

“Monthly Investor Report” has the meaning specified in Section 3.1(a).

“Monthly Principal Amount” means, for each Payment Date, beginning with the Payment Date in the month following the month in which (a) the Controlled Accumulation Period begins, an amount equal to the lesser of (i) the Controlled Deposit Amount for such Payment Date, and (ii) the Adjusted Invested Amount on such Payment Date, or (b) the Early Amortization Period begins, the Adjusted Invested Amount on such Payment Date.

“Monthly Principal Payment Rate” means, for any Collection Period, the percentage equivalent of a fraction (a) the numerator of which is the Principal Collections for such Collection Period and (b) the denominator of which is the Pool Balance on the first day of such Collection Period.

“Monthly Servicing Fee” means, for any Payment Date, an amount equal to one-twelfth of the product of (a) the Servicing Fee Rate, times (b) the percentage equivalent of a fraction, the numerator of which is the Floating Investor Percentage for the related Collection Period and the denominator of which is the sum of the “Floating Investor Percentages” for all Series for such Collection Period, times (c) the aggregate principal amount of Receivables on the last day of the preceding Collection Period, or for the first Collection Period, the aggregate principal amount of Receivables on the Series Cutoff Date.

“Non-Conforming Receivable Amount” means, for any Determination Date, the excess, if any, of:

(a)                                  the sum, without duplication, of (i) the principal amount of Receivables constituting Ineligible Receivables for such Determination Date, plus (ii) the aggregate amount of Dealer Overconcentrations, Development Dealer Overconcentrations, Fleet Overconcentrations, Manufacturer Overconcentrations, Medium and Heavy Truck Overconcentrations and Used Vehicle Overconcentrations for such Determination Date; over

(b)                                 the sum, without duplication, of (i) the principal amount of Receivables constituting Ineligible Receivables that became Defaulted Receivables during the period from the preceding Determination Date to the current Determination Date, plus (ii) the aggregate principal amount of Receivables contributing to Dealer Overconcentrations, Development Dealer Overconcentrations, Fleet Overconcentrations, Manufacturer Overconcentrations, Medium and Heavy Truck Overconcentrations and Used Vehicle Overconcentrations that, in each case, became Defaulted Receivables during the period from the preceding Determination Date (or, in the case of the first Determination Date, the Series Cutoff Date) to the current Determination Date.

“Note Interest Rate” means, for each Class, the interest rate per annum specified in Section 2.1(b).

“Note Interest Shortfall” means, for a Class and a Payment Date, an amount equal to:

(a)                                  the Note Monthly Interest for the preceding Payment Date for such Class; plus

(b)                                 any Note Interest Shortfall for such Class for the preceding Payment Date together with interest on such Note Interest Shortfall, to the extent lawful, at the Note Interest Rate for such Class for the related Interest Period; minus

(c)                                  the amount of Interest that was paid to the Noteholders of such Class on such preceding Payment Date.

“Note Monthly Interest” means, for a Class and a Payment Date, the aggregate amount of interest accrued on the Note Balance of such Class at the Note Interest Rate for such Class for the related Interest Period.

“Payment Date” means the 15th day of each calendar month, or if not a Business Day, the next Business Day, commencing in the first full month after the Closing Date.

“Principal Sharing Group One” means Series 2012-2 and each other Series specified in the related Indenture Supplement to be included in Principal Sharing Group One.

“Principal Shortfall” means, for Series 2012-2 and any Payment Date, an amount equal to (a) for any Payment Date with respect to the Revolving Period, zero, and (b) for any Payment Date with respect to the Controlled Accumulation Period or Early Amortization Period, the excess, if any, of the Monthly Principal Amount for such Payment Date, over the amount of Available Investor Principal Collections for such Payment Date (excluding any Available Investor Principal Collections attributable to Shared Principal Collections).

“Rating Agency” means each of Standard & Poor’s and Moody’s.

“Rating Agency Condition” means:

(a)                                  with respect to (i) Standard & Poor’s and any proposed action, and (ii) Moody’s and any action described in clause (f) of the definition of “Permitted Investments,” that such Rating Agency has notified the Depositors, the Servicer, and the Indenture Trustee that the proposed action will not result in a downgrade or withdrawal of its then-current rating of any Series 2012-2 Notes; and

(b)                                 with respect to Moody’s and any proposed action, except as provided in clause (a)(ii) above, the Issuer has given ten Business Days’ prior notice to such Rating Agency of the proposed action, and such Rating Agency has not notified the Depositors, the Servicer and the Indenture Trustee within such period that such action will result in a downgrade or withdrawal of its then-current rating on any of the Series 2012-2 Notes; provided, that Moody’s may, at its option, notify the Depositors, the Servicer and the Indenture Trustee that such action will not result in a reduction or withdrawal of its then-current rating of any of the Series 2012-2 Notes.

“Reallocated Principal Collections” means, for any Payment Date, the amount of Investor Principal Collections applied in accordance with Section 4.4 in an amount not to exceed:

(a)                                  for the Class A Notes, the sum of (i) the Available Subordinated Amount plus (ii) the Class B Invested Amount plus (iii) the Class C Invested Amount plus (iv) the Class D Invested Amount, in each case, for such Payment Date;

(b)                                 for the Class B Notes, the sum of (i) the Available Subordinated Amount plus (ii) the Class C Invested Amount plus (iii) the Class D Invested Amount, in each case, for such Payment Date;

(c)                                  for the Class C Notes, the sum of (i) the Available Subordinated Amount plus (ii) the Class D Invested Amount, in each case, for such Payment Date; and

(d)                                 for the Class D Notes, the Available Subordinated Amount for such Payment Date.

“Reassignment Amount” means, for any Payment Date, the sum of (a) the Note Balance of the Series 2012-2 Notes on such Payment Date, plus (b) the Accrued Note Interest for each Class for such Payment Date, in each case, after giving effect to any payments to be made on such Payment Date.

“Required Accumulation Factor Number” means, for any Determination Date, a fraction, rounded upwards to the nearest whole number, the numerator of which is one and the denominator of which is equal to the lowest Monthly Principal Payment Rate, expressed as a decimal, for the twelve Collection Periods preceding the date of such calculation.

“Required Pool Percentage” means 100%.

“Required Subordinated Amount” means, as of any date, the sum of:

(a)                                  the greater of (i) zero and (ii) the product of (A) the Subordinated Percentage, times (B) the excess of the initial Note Balance of the Series 2012-2 Notes over the Series 2012-2 Excess Funding Amount on such date; plus

(b)                                 the Incremental Subordinated Amount for such date.

“Revolving Period” means the period beginning on the Closing Date and ending on the earlier of the day preceding the date on which the Controlled Accumulation Period or the Early Amortization Period starts.

“Series 2012-2” means the Series of Notes, the Principal Terms of which are specified in this Indenture Supplement.

“Series 2012-2 Accounts” means the Series 2012-2 Principal Funding Account, the Series 2012-2 Reserve Account and the Series 2012-2 Accumulation Period Reserve Account, which will constitute the “Series Accounts” for Series 2012-2 for purposes of the Indenture.

“Series 2012-2 Accumulation Period Reserve Account” means the account designated as such pursuant to Section 4.7(c).

“Series 2012-2 Accumulation Period Reserve Account Available Amount” means, for each Payment Date, the lesser of:

(a)                                  the amount in the Series 2012-2 Accumulation Period Reserve Account on such Payment Date (excluding any net investment earnings and before giving effect to any deposits or withdrawals made or to be made on such Payment Date); and

(b)                                 the Series 2012-2 Accumulation Period Reserve Account Required Amount.

“Series 2012-2 Accumulation Period Reserve Account Deposit Amount” means, for each Payment Date beginning on the Series 2012-2 Accumulation Period Reserve Account Funding Date and until termination of the Series 2012-2 Accumulation Period Reserve Account pursuant to Section 4.7(c)(iii), the excess of (a) the Series 2012-2 Accumulation Period Reserve Account Required Amount, over (b) the Series 2012-2 Accumulation Period Reserve Account Available Amount for such Payment Date.

“Series 2012-2 Accumulation Period Reserve Account Funding Date” means the Payment Date occurring in the second Collection Period preceding the scheduled commencement of the Controlled Accumulation Period (or such earlier or later date as may be directed by the Servicer; provided that, if the Series 2012-2 Accumulation Period Reserve Account Funding Date occurs on a later date, the Series 2012-2 Accumulation Period Reserve Account is expected to be fully funded by the commencement of the Controlled Accumulation Period).

“Series 2012-2 Accumulation Period Reserve Account Required Amount” means an amount equal to 0.25% of the initial Note Balance of the Series 2012-2 Notes.

“Series 2012-2 Accumulation Period Reserve Draw Amount” means, for any Payment Date relating to the Controlled Accumulation Period or the first Payment Date with respect to the Early Amortization Period, the lesser of (a) the excess, if any, of (i) an amount equal to one-twelfth of the product of (A) the amount in the Series 2012-2 Principal Funding Account on the preceding Payment Date (excluding net investment earnings), times (B) the weighted average (weighted by the aggregate Note Balance of each Class of Series 2012-2 Notes) of the Note Interest Rate for each Class of Series 2012-2 Notes for the related Interest Period, over (ii) the portion of the Available Investor Interest Collections for such Payment Date constituting net investment earnings from the Series 2012-2 Accounts, and (b) the Series 2012-2 Accumulation Period Reserve Account Available Amount for such Payment Date.

“Series 2012-2 Amortization Event” has the meaning specified in Section 6.1.

“Series 2012-2 Collateral” means (a) all Collections on the Receivables allocated to the Series 2012-2 Noteholders, (b) all security entitlements relating to the Series 2012-2 Accounts and the property deposited in or credited to any of the Series 2012-2 Accounts, (c) all present future claims, demands, causes in action and choses in action in respect of the foregoing, and (d) all payments on and proceeds of the foregoing.

“Series 2012-2 Excess Funding Amount” means, as of any date, the product of (a) the amount in the Excess Funding Account (excluding any net investment earnings) on such date,

times (b) a fraction (i) the numerator of which is the Adjusted Invested Amount as of such date and (ii) the denominator of which is the sum of the “Adjusted Invested Amounts” of all Series.

“Series 2012-2 Final Maturity Date” means the January 2019 Payment Date.

“Series 2012-2 Notes” has the meaning specified in Section 2.1(a).

“Series 2012-2 Principal Funding Account” means the account designated as such pursuant to Section 4.7(a).

“Series 2012-2 Reserve Account” means the account designated as such pursuant to Section 4.7(b).

“Series 2012-2 Reserve Account Available Amount” means, for any Payment Date, the lesser of (a) the amount in the Series 2012-2 Reserve Account on such date (excluding any net investment earnings and before giving effect to any deposit or withdrawal on such Payment Date) and (b) the Series 2012-2 Reserve Account Required Amount for such Payment Date.

“Series 2012-2 Reserve Account Deposit Amount” means, for any Payment Date, the excess, if any, of (a) the Series 2012-2 Reserve Account Required Amount for such Payment Date, over (b) the Series 2012-2 Reserve Account Available Amount for such Payment Date.

“Series 2012-2 Reserve Account Required Amount” means, for any Payment Date, an amount equal to the product of (a) the Series 2012-2 Reserve Account Required Percentage, times (b) the Initial Invested Amount; provided, that the Reserve Account Required Amount for the Closing Date is $7,477,130.

“Series 2012-2 Reserve Account Required Percentage” means, (a) for any Payment Date not described in clauses (b) or (c), 1.0%, (b) for any Payment Date during a Subordination Step-up Period for which the Depositors have elected to increase the Series 2012-2 Reserve Account Required Percentage in accordance with Section 4.7(b), 1.0% plus the Step-up Percentage or (c) for any Payment Date with respect to the Early Amortization Period on which the Depositors have not elected to increase the Series 2012-2 Reserve Account Required Percentage pursuant to clause (b), 5.0%; provided, that the Depositors may reduce any of these percentages so long as the Rating Agency Condition is satisfied.

“Series Cutoff Date” means the close of business on January 31, 2012.

“Servicing Fee Rate” means 1% per annum.

“Shared Principal Collections” means, for Series 2012-2 and any Payment Date, an amount equal to the excess, if any, of (a) the Available Investor Principal Collections for such Payment Date (without giving effect to clause (a)(iv) of the definition of “Available Investor Principal Collections”), over (b) the amount required to be deposited or distributed, without duplication, pursuant to Sections 4.2(d) and (e) on such Payment Date.

“Similar Law” means any federal, state, local or non-U.S. law or regulation substantially similar to the provisions of Title I of ERISA or Section 4975 of the Code.

“Step-up Percentage” means the excess of the Subordinated Percentage calculated using a Subordination Factor of 16.00% over the Subordinated Percentage calculated using a Subordination Factor of 12.00%.

“Subordinated Percentage” means the percentage equivalent of a fraction (a) the numerator of which is the Subordination Factor and (b) the denominator of which is the excess of 100%, over the Subordination Factor.

“Subordination Factor” means, for the Series 2012-2 Notes, (a) for any Determination Date not described in clause (b), 12.00% or (b) for any Determination Date during a Subordination Step-up Period, unless the Depositors have elected to increase the Series 2012-2 Reserve Account Required Percentage in accordance with Section 4.7(b), 16.00%.

“Subordination Step-up Period” means any period beginning on the Determination Date for which the average of the Monthly Principal Payment Rates for the three preceding Collection Periods is less than 25% and ending on the Determination Date for which the average of the Monthly Principal Payment Rates for the three preceding Collection Periods is equal to or greater than 25%.

“Used Vehicle Overconcentration” means, for any Determination Date, the excess, if any, of (a) the aggregate principal amount of Receivables on credit lines that are designated by the Servicer specifically for purchases of Used Vehicles on the last day of the related Collection Period, over (b) 20% of the Pool Balance on the last day of such Collection Period (or a higher percentage so long as the Rating Agency Condition has been satisfied).

Section 1.2.                                   Defined Terms for Other Series.  Capitalized terms in this Indenture Supplement, when used in quotation marks with a reference to one or more Series, have the respective meanings specified for each such Series in the related Indenture Supplement.

ARTICLE II
CREATION OF SERIES 2012-2 NOTES

Section 2.1.                                   Principal Terms of Series 2012-2 Notes.  The Principal Terms for the Series 2012-2 Notes are as follows:

(a)                                  Creation and Designation.  This Indenture Supplement creates a Series of Notes to be issued by the Issuer on the Closing Date pursuant to the Indenture and this Indenture Supplement to be known as the “Series 2012-2 Asset Backed Notes” or the “Series 2012-2 Notes.”

(b)                                 Note Interest Rate and Initial Note Balance.  The Indenture Trustee will, upon Issuer Order, authenticate and deliver the Series 2012-2 Notes for original issue in the following Classes, each having the Note Interest Rates and initial Note Balances specified below.  The Series 2012-2 Notes will be payable on the Series 2012-2 Final Maturity Date.

Class	Note Interest Rate	Initial Note Balance
Class A Notes	1.92%	$650,000,000
Class B Notes	2.32%	$29,739,000
Class C Notes	2.86%	$42,484,000
Class D Notes	3.50%	$25,490,000

(c)                                  Sharing Groups.  Series 2012-2 will be in Excess Interest Sharing Group One and in Principal Sharing Group One.

(d)                                 Form of Notes.  Each Class of Series 2012-2 Notes, together with the Indenture Trustee’s certificate of authentication, will be in substantially the form of Exhibit A with such variations as are required or permitted by this Indenture Supplement and the Indenture.  The Series 2012-2 Notes may have such marks of identification and such legends or endorsements placed on them as may be determined, consistent with this Indenture Supplement and the Indenture, by the Responsible Persons executing such Series 2012-2 Notes, as evidenced by their execution of such Series 2012-2 Notes.

(e)                                  Book-Entry Series 2012-2 Notes.  The Series 2012-2 Notes initially will be issued as Book-Entry Notes.  On or before the Series Issuance Date, Global Notes representing each Class of Series 2012-2 Notes will be deposited with the Clearing Agency.

(f)                                    Series Issuance Date.  The Series Issuance Date for the Series 2012-2 Notes will be the Closing Date.

(g)                                 Denominations.  The Series 2012-2 Notes will be issued in fully registered form in minimum amounts of $100,000 and in integral multiples of $1,000 in excess of such minimum amount (except that one Note of each Class may be issued in a different amount so long as such amount exceeds $100,000).

(h)                                 Indenture.  The Series 2012-2 Notes are “Notes” and this Indenture Supplement is an “Indenture Supplement” for all purposes of the Indenture.  If any provision of the Series 2012-2 Notes or this Indenture Supplement conflicts with or is inconsistent with the Indenture, the provisions of the Series 2012-2 Notes or this Indenture Supplement, as the case may be, control.

(i)                                     Events of Default.  There will be no additional Events of Default with respect to the Series 2012-2 Notes.

Section 2.2.                                   Additional Issuance; Reopening.

The Issuer may from time to time, without notice to, or the consent of, Noteholders of any Series, create and issue additional Series 2012-2 Notes of the same Class as any Class issued on the Closing Date.  Any such additional Series 2012-2 Notes will form part of and have the same Principal Terms as such previously issued Class, except for (i) the initial principal amount of such Class, the Initial Invested Amount and the initial Note Balance of such Class on the Closing Date, (ii) the accrual and payment of interest prior to the issuance date of such additional Series 2012-2 Notes, and (iii) the first payment of interest following the issuance of such additional Series 2012-2 Notes.  When issued, such additional Series 2012-2 Notes will be equally and ratably entitled to the benefits of the Indenture and this Indenture Supplement applicable to those Series 2012-2 Notes of the same Class issued on the Closing Date without preference, priority or distinction.  The obligation of the Indenture Trustee to authenticate and deliver additional Series 2012-2 Notes after the Closing Date and to execute and deliver any amendments to this Indenture Supplement to facilitate such additional issuance will be subject to the satisfaction of the following conditions:

(a)                                  on or before the second Business Day preceding the issuance of such additional Series 2012-2 Notes, the Issuer has given the Indenture Trustee and each Rating Agency notice of such additional issuance and the date of such additional issuance;

(b)                                 the Issuer has delivered to the Indenture Trustee any amendments to this Indenture Supplement required to facilitate such additional issuance, in form reasonably satisfactory to the Indenture Trustee executed by the Issuer;

(c)                                  the Rating Agency Condition has been satisfied with respect to such additional issuance;

(d)                                 each Depositor has delivered to the Indenture Trustee an Officer’s Certificate, dated the date of such additional issuance, stating that:

(i)             such additional issuance will not have an Adverse Effect or cause an Amortization Event to occur with respect to any Series; and

(ii)          all conditions precedent under this Section 2.2 to the issuance of such additional Series 2012-2 Notes have been complied with;

(e)                                  on or before the additional issuance date for any Class, the Issuer will have issued Notes of each Class that is junior to such Class such that the proportion of the Note Principal Balance of each such junior Class to the Note Principal Balance of any more senior Class is equal to or greater than the proportion that existed on the Closing Date;

(f)                                    the Depositors have deposited in the Series 2012-2 Reserve Account from the proceeds of such issuance such amount as is necessary to cause the amount on deposit to equal the Series 2012-2 Reserve Account Required Amount after giving effect to such issuance; and

(g)                                 the Net Adjusted Pool Balance equals or exceeds the Required Pool Balance after giving effect to such additional issuance (taking into account any deposit of the proceeds of such additional Series 2012-2 Notes into the Excess Funding Account).

Section 2.3.                                   Payments.

(a)                                  Each Class of Notes will accrue interest at the applicable Note Interest Rate.  Interest on each Note will be due and payable on each Payment Date as specified in such Note.

Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

(b)                                 Interest and principal payments on each Class of Notes will be made ratably to the Noteholders of such Class entitled to such payments.  On each Payment Date, distributions to be made with respect to interest on and principal of the Book-Entry Notes will be paid to the registered Noteholder by wire transfer in immediately available funds to the account designated by the nominee of the Clearing Agency (initially, such nominee will be Cede & Co.).  Distributions to be made with respect to interest on and principal of the Definitive Notes will be paid to the registered Noteholder (i) if such Noteholder has provided to the Note Registrar appropriate instructions at least five Business Days before such Payment Date and the aggregate original principal amount of such Noteholder’s Notes is at least $1,000,000, by wire transfer in immediately available funds to the account of such Noteholder or (ii) by check mailed first class mail, postage prepaid, to such registered Noteholder’s address as it appears on the Note Register on the related Record Date.  However, the final installment of principal (whether payable by wire transfer or check) of each Note on a Payment Date or the Series 2012-2 Final Maturity Date will be payable only upon presentation and surrender of such Note.  The Indenture Trustee will notify each registered Noteholder of the date on which the Issuer expects that the final installment of principal of and interest on such registered Noteholder’s Notes will be paid not later than five days before such date.  Such notice will be prepared by the Issuer and will specify the place where such Notes may be presented and surrendered for payment of such installment.  All funds paid by wire transfers or checks that are returned undelivered will be held in accordance with Section 3.3 of the Indenture.

(c)                                  The principal of each Note will be payable in installments on each Payment Date as specified in such Note.  The entire unpaid Note Balance of each Class of Notes will be due and payable on the Series 2012-2 Final Maturity Date.  Notwithstanding the foregoing, the entire unpaid principal amount of the Notes will be due and payable on the date on which the Notes are declared to be immediately due and payable in the manner provided in Section 5.2(a) of the Indenture.

ARTICLE III
REPORTS AND SERVICING

Section 3.1.                                   Reports and Statements to Noteholders of Series 2012-2 Notes.

(a)                                  On or before each Determination Date, the Servicer will deliver to the Issuer, the Indenture Trustee and each Rating Agency a report substantially in the form of Exhibit B or such other form as the Servicer may determine; provided that any such report contains substantially the same information as set forth in Exhibit B (a “Monthly Investor Report”).  A Responsible Person of the Servicer will certify the accuracy of the information in the Monthly Investor Report in accordance with Section 3.6 of the Sale and Servicing Agreements.

(b)                                 On each Payment Date, the Indenture Trustee will deliver to each Noteholder of Series 2012-2 Notes a Monthly Investor Report; provided, that, in lieu of the Indenture Trustee’s delivering such statement, the Indenture Trustee may make such statement available to the

Noteholders of the Series 2012-2 through the Indenture Trustee’s internet website, which initially is located at http://GCTInvestorreporting.bnymellon.com.

(c)                                  A copy of each Monthly Investor Report may be obtained by any Noteholder of Series 2012-2 Notes by a request to the Servicer.

(d)                                 If required by law, on or before January 31 of each calendar year, beginning with the calendar year following the Closing Date, the Indenture Trustee will furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Noteholder of the Series 2012-2 Notes, a statement prepared by the Servicer containing the information that is required to be contained in the statements to the Noteholders of the Series 2012-2 Notes, as set forth in Section 3.1(a), aggregated for the preceding calendar year, together with other information as is required to be provided by an issuer of indebtedness under the Code; provided, however, that in lieu of the Indenture Trustee’s delivering such statement, the Indenture Trustee may make such statement available to the Noteholders of the Series 2012-2 Notes through the Indenture Trustee’s internet website, which initially is located at http://GCTInvestorreporting.bnymellon.com.  Such obligation of the Servicer will be deemed to have been satisfied to the extent that substantially comparable information is provided by the Indenture Trustee pursuant to any requirements of the Code as from time to time in effect.

Section 3.2.                                   Servicing Compensation.  The share of the Servicing Fee allocable to Series 2012-2 for any Payment Date is equal to the Monthly Servicing Fee.  The portion of the Servicing Fee that is not allocable to Series 2012-2 will be paid by the holders of the Depositor Interest or the Noteholders of other Series (pursuant to the related Indenture Supplement) and in no event will the Issuer, the Indenture Trustee or the Noteholders of the Series 2012-2 Notes be liable for the share of the Servicing Fee to be paid by the holders of the Depositor Interest or the Noteholders of any other Series.

ARTICLE IV
RIGHTS OF NOTEHOLDERS OF SERIES 2012-2 NOTES
AND ALLOCATION AND APPLICATION OF COLLECTIONS

Section 4.1.                                   Collections and Allocations.

(a)                                  Allocations.  Pursuant to Section 8.4(a) of the Indenture, Interest Collections, Principal Collections and Defaulted Receivables will be allocated between Series 2012-2 and the Depositor Interest and then applied to Series 2012-2 and the Depositor Interest pursuant to this Article IV.

(b)                                 Allocations to Depositor Interest.

(i)             Available Depositor Collections.  On each Deposit Date, the Servicer will make the following deposits and payments from Available Depositor Collections for such Deposit Date or the related Collection Period, as applicable, in the following order of priority:

(A)                              to the Collection Account, but only to the extent needed to pay, to the knowledge of the Servicer on such Deposit Date, the following amounts on the related Payment Date: (I) to cover shortfalls in payments and deposits required to be made from Available Investor Interest Collections on the related Payment Date pursuant to Section 4.2(b)(ii), and to cover similar shortfalls for other Series, and (II) during an Early Amortization Period, to cover amounts distributable pursuant to Section 4.2(e) on such Payment Date;

(B)                                to the Excess Funding Account, to the extent that the Required Depositor Amount for the preceding Calculation Date (and, if such Calculation Date is a Determination Date, after giving effect to the allocations, payments, withdrawals and deposits to be made on the Payment Date following such Determination Date) exceeds the Depositor Amount; and

(C)                                (1) if the Depositors are the sole holders of the Depositor Interest, to the Depositors in accordance with their respective percentage interests in the Depositor Interest or (2), otherwise, to the Depositor Interest Account for distribution to the holders of the Depositor Interest in accordance with the Trust Agreement, any remaining amount.

(ii)                    Excess Depositor Interest Collections.  On each Deposit Date, the Servicer will make the following deposits and payments from Excess Depositor Interest Collections for such Deposit Date or the related Collection Period, as applicable, in the following order of priority:

(A)                              to the Collection Account, until the amount deposited pursuant to this clause (A) is equal to the Monthly Depositor Servicing Fee for all Series for such Collection Period; and

(B)                                (1) if the Depositors are the sole holders of the Depositor Interest, to the Depositors in accordance with their respective percentage interests in the Depositor Interest or (2), otherwise, to the Depositor Interest Account for distribution to the holders of the Depositor Interest in accordance with the Trust Agreement, any remaining amount.

(iii)                 Excess Depositor Principal Collections.  On each Deposit Date, the Servicer will make the following deposits and payments from Excess Depositor Principal Collections for such Deposit Date or the related Collection Period, as applicable, in the following order of priority:

(A)                              to the Excess Funding Account, to the extent that the Required Depositor Amount for the preceding Calculation Date (and, if such Calculation Date is a Determination Date, after giving effect to the allocations, payments, withdrawals and deposits to be made on the Payment Date following such Determination Date) exceeds the Depositor Amount;

(B)                                to the Collection Account, until the amount deposited pursuant to this clause (B) is equal to the excess, if any, of the Monthly Depositor Servicing Fee for all Series for such Collection Period over the amount deposited into the Collection Account pursuant to Section 4.1(b)(ii)(A); and

(C)                                (1) if the Depositors are the sole holders of the Depositor Interest, to the Depositors in accordance with their respective percentage interests in the Depositor Interest or (2), otherwise, to the Depositor Interest Account for distribution to the holders of the Depositor Interest in accordance with the Trust Agreement, any remaining amount.

(iv)                Available Depositor Collections True-up.  On each Determination Date, the Servicer will deposit into the Collection Account the lesser of (A) the portion, if any, of the amount described in Section 4.1(b)(i)(A)(I) with respect to the related Collection Period that has not previously been deposited into the Collection Account pursuant to Section 4.1(b)(i)(A)(I), and (B) the aggregate amount paid to the Depositors or to the Depositor Interest Account for distribution to the holders of the Depositor Interest with respect to the related Collection Period pursuant to Section 4.1(b)(i)(C).  Any amount deposited pursuant to this Section 4.1(b)(iv) will be repaid to the Servicer by the holders of the Depositor Interest or, if not so repaid, may be withheld by the Servicer from subsequent distributions to the holders of the Depositor Interest.

(c)                                  Allocations to Series 2012-2.  The Servicer will allocate to the Noteholders of Series 2012-2 Notes and deposit into the Collection Account for application pursuant to this Indenture Supplement the following amounts:

(i)                       on each Deposit Date, an amount equal to the Investor Interest Collections for such Deposit Date or the related Collection Period, as applicable, until the amount in the Collection Account allocated to Series 2012-2 equals the excess of (I) the amounts to be paid or distributed, to the knowledge of the Servicer on such Deposit Date, on the related Payment Date pursuant to Section 4.2(a)(i) through (xvi), over (II) the Monthly Depositor Servicing Fee for the related Collection Period;

(ii)                    on each Deposit Date, an amount equal to the Investor Principal Collections for such Deposit Date or the related Collection Period, as applicable, until the amount in the Collection Account allocated to Series 2012-2 equals the amounts to be paid or distributed, to the knowledge of the Servicer on such Deposit Date, on the related Payment Date pursuant to Section 4.2(b)(iv), (c) or (d), as applicable;

(iii)                 on each Determination Date, an amount equal to the lesser of (A) the portion, if any, of the excess of (I) the amounts to be paid or distributed on the related Payment Date pursuant to Section 4.2(a)(i) through (xvi), over (II) the Monthly Depositor Servicing Fee for the related Collection Period that has not previously been deposited into the Collection Account pursuant to Section 4.1(c)(i), and (B) the amount of Investor Interest Collections for the related Collection Period that has not previously been deposited into the Collection Account pursuant to Section 4.1(c)(i); and

(iv)                              on each Determination Date, an amount equal to the lesser of (A) the portion, if any, of the amounts to be paid or distributed on the related Payment Date pursuant to Section 4.2(b)(iv), (c) or (d), as applicable, that has not previously been deposited into the Collection Account pursuant to Section 4.1(c)(ii), and (B) the amount of Investor Principal Collections for the related Collection Period that has not previously been deposited into the Collection Account pursuant to Section 4.1(c)(ii).

Section 4.2.                                   Application of Available Funds in Collection Account and Other Sources.

(a)                                  As long as the Indenture Trustee has received the Monthly Investor Report by the related Determination Date, the Indenture Trustee (based on the information in the Monthly Investor Report) will, on each Payment Date and to the extent of Available Investor Interest Collections in the Collection Account, make the following applications, payments or deposits in the following order of priority:

(i)                                     to the Note Paying Agent for payment to the Noteholders of the Class A Notes, the Accrued Note Interest for the Class A Notes for such Payment Date;

(ii)                                  to the Note Paying Agent for payment to the Noteholders of the Class B Notes, the Accrued Note Interest for the Class B Notes for such Payment Date;

(iii)                               to the Note Paying Agent for payment to the Noteholders of the Class C Notes, the Accrued Note Interest for the Class C Notes for such Payment Date;

(iv)                              to the Note Paying Agent for payment to the Noteholders of the Class D Notes, the Accrued Note Interest for the Class D Notes for such Payment Date;

(v)                                 pro rata, to the payment of all amounts, including indemnities, then due to the Owner Trustee and the Indenture Trustee for the Series 2012-2 Notes, and any expenses incurred by the Issuer for the Series 2012-2 Notes in accordance with the Transaction Documents, in each case, to the extent not paid by the Servicer or the Administrator, up to a maximum of $150,000 per year;

(vi)                              pro rata (A) to the Back-up Servicer, the Monthly Back-up Servicing Fee for such Payment Date, if any, together with any Monthly Back-up Servicing Fees previously due but not paid on prior Payment Dates, and (B) if Ford Credit or one of its Affiliates is no longer the Servicer, to the Servicer, the Monthly Servicing Fee for such Payment Date, together with any Monthly Servicing Fees previously due but not paid on prior Payment Dates (unless such amount has been netted against deposits into the Collection Account in accordance with Section 8.4(c) of the Indenture);

(vii)                           to treat as Available Investor Principal Collections for such Payment Date, the Investor Default Amount for such Payment Date;

(viii)                        to the Series 2012-2 Reserve Account, the Series 2012-2 Reserve Account Deposit Amount for such Payment Date;

(ix)                                to treat as Available Investor Principal Collections for such Payment Date, the sum of Investor Charge-Offs that have not been previously reimbursed;

(x)                                   to treat as Available Investor Principal Collections for such Payment Date, the sum of Reallocated Principal Collections that have not been previously reimbursed;

(xi)                                beginning on the Series 2012-2 Accumulation Period Reserve Account Funding Date, to the Series 2012-2 Accumulation Period Reserve Account, the Series 2012-2 Accumulation Period Reserve Account Deposit Amount for such Payment Date;

(xii)                             if Ford Credit or one of its Affiliates is the Servicer, to the Servicer, the Monthly Servicing Fee for such Payment Date, together with any Monthly Servicing Fees previously due but not paid on prior Payment Dates (unless such amount has been netted against deposits into the Collection Account in accordance with Section 8.4(c) of the Indenture);

(xiii)                          to the Depositor Interest Account for distribution to the holders of the Depositor Interest in accordance with the Trust Agreement to increase the Available Subordinated Amount, the excess of the Required Subordinated Amount over the Available Subordinated Amount (unless such amount has been netted against deposits into the Collection Account in accordance with Section 8.4(c) of the Indenture);

(xiv)                         pro rata, to the payment of all amounts, including indemnities, then due to the Owner Trustee and the Indenture Trustee for the Series 2012-2 Notes, and any expenses incurred by the Issuer for the Series 2012-2 Notes in accordance with the Transaction Documents, in each case, to the extent not paid by the Servicer or the Administrator or pursuant to clause (v) above;

(xv)                            to the Back-up Servicer, any amounts due pursuant to Section 2.3(b) of the Back-up Servicing Agreement and any Transition Costs due pursuant to Section 2.3(c) of the Back-up Servicing Agreement in excess of the amount in the Back-up Servicer Reserve Account, in each case, for the Series 2012-2 Notes;

(xvi)                         to treat as Excess Interest Collections available from Series 2012-2, the Interest Collections Shortfalls for other Series in Excess Interest Sharing Group One; and

(xvii)                      to the Depositor Interest Account for distribution to the holders of the Depositor Interest in accordance with the Trust Agreement, all remaining Available Investor Interest Collections.

(b)                                 If Available Investor Interest Collections for any Payment Date are insufficient to make the applications, payments and deposits required pursuant to Section 4.2(a), as long as the Indenture Trustee has received the Monthly Investor Report by the related Determination Date, the Indenture Trustee (based on the information in the Monthly Investor Report) will, on or before such Payment Date, apply available funds from the following sources in the following order of priority:

(i)                                     from Excess Interest Collections available from other Series in Excess Interest Sharing Group One, to cover shortfalls in the applications, payments and deposits pursuant to Sections 4.2(a)(i) through (xv) in that order;

(ii)                                  from Available Depositor Interest Collections and Available Depositor Principal Collections (with respect to Available Depositor Principal Collections, in an amount not exceeding the Available Subordinated Amount (before giving effect to Section 4.3) for such Payment Date), to cover shortfalls in the applications, payments and deposits required pursuant to Sections 4.2(a)(i) through (ix) in that order; provided that, if the amount of Available Depositor Collections is insufficient to cover such shortfalls for Series 2012-2, as well as any similar shortfalls for other Series, then Available Depositor Collections will be allocated to Series 2012-2 based on the ratio that the Available Subordinated Amount for Series 2012-2 bears to the aggregate “Available Subordinated Amounts” for all Series having such shortfalls; provided, further, that if the amount of Available Depositor Collections exceeds the aggregate amount of such shortfalls for all Series, then the excess Available Depositor Collections will be applied to cover any unpaid Adjustment Payments;

(iii)                               from the Series 2012-2 Reserve Account Available Amount, to cover shortfalls in the applications, payments and deposits required pursuant to Sections 4.2(a)(i) through (vii) in that order; and

(iv)                              from the Reallocated Principal Collections for such Payment Date, to cover shortfalls in the payments required pursuant to Sections 4.2(a)(i) through (iv).

(c)                                  As long as the Indenture Trustee has received the Monthly Investor Report by the related Determination Date, the Indenture Trustee (based on information in the Monthly Investor Report) will, on each Payment Date and to the extent of Available Investor Principal Collections on deposit in the Collection Account, make the following applications, payments or deposits in the following order of priority:

(i)                                     on any Payment Date with respect to the Controlled Accumulation Period or Early Amortization Period, to the Series 2012-2 Principal Funding Account, the excess, if any, of the Monthly Principal Amount for such Payment Date over the amount deposited into the Series 2012-2 Principal Funding Account from the Excess Funding Account pursuant to Section 4.2(d) on such Payment Date;

(ii)                                  to other Principal Sharing Series in Principal Sharing Group One, the Shared Principal Collections for such Payment Date;

(iii)                               to the Excess Funding Account, the excess, if any, of the Required Pool Balance over the Net Adjusted Pool Balance pursuant to Section 8.3(b)(ii) of the Indenture; and

(iv)                              to the Depositor Interest Account for distribution to the holders of the Depositor Interest in accordance with the Trust Agreement, all remaining Available Investor Principal Collections.

(d)                                 As long as the Indenture Trustee has received the Monthly Investor Report by the related Determination Date, the Indenture Trustee (based on information in the Monthly Investor Report) will, on each Payment Date with respect to the Controlled Accumulation Period or an Early Amortization Period, deposit into the Series 2012-2 Principal Funding Account from the Excess Funding Account the lesser of (i) the Series 2012-2 Excess Funding Amount, and (ii) the Monthly Principal Amount for such Payment Date.

(e)                                  If Available Investor Principal Collections for any Payment Date with respect to an Early Amortization Period are insufficient to deposit the amount required pursuant to Section 4.2(c)(i), as long as the Indenture Trustee has received the Monthly Investor Report by the related Determination Date, the Indenture Trustee (based on the information in the Monthly Investor Report) will, on such Payment Date, deposit into the Series 2012-2 Principal Funding Account Available Depositor Interest Collections and Available Depositor Principal Collections (with respect to Available Depositor Principal Collections, in an amount not to exceed the Available Subordinated Amount) on such Payment Date in an amount equal to the excess of the Adjusted Invested Amount over the sum of the amounts deposited into the Series 2012-2 Principal Funding Account from Available Investor Principal Collections pursuant to Section 4.2(c)(i) and from the Excess Funding Account pursuant to Section 4.2(d).

(f)                                    So long as an Early Amortization Period has not begun, on the Expected Final Payment Date, or on each Payment Date with respect to an Early Amortization Period, as long as the Indenture Trustee has received the Monthly Investor Report by the related Determination Date, the Indenture Trustee (based on the information in the Monthly Investor Report) will withdraw an amount up to the aggregate Note Balance of Series 2012-2 from the Series 2012-2 Principal Funding Account for payment in the following order of priority: (i) to the Noteholders of Class A Notes until the Note Balance of the Class A Notes is reduced to zero, (ii) to the Noteholders of Class B Notes until the Note Balance of the Class B Notes is reduced to zero, (iii) to the Noteholders of the Class C Notes until the Note Balance of the Class C Notes is reduced to zero and (iv) to the Noteholders of the Class D Notes until the Note Balance of the Class D Notes is reduced to zero.

(g)                                 The Controlled Accumulation Period is scheduled to begin on the first day of the July 2016 Collection Period.  However, if the Accumulation Period Length is less than six Collection Periods, the date on which the Controlled Accumulation Period actually begins will be delayed to the first day of the Collection Period that is the number of Collection Periods before the Expected Final Payment Date at least equal to the Accumulation Period Length.  On or before each Determination Date beginning with the Determination Date in the June 2016 Collection Period and ending when the Controlled Accumulation Period begins, the Servicer will determine the “Accumulation Period Length.”

Section 4.3.                                   Investor Charge-Offs.  On each Determination Date, the Servicer will calculate the Investor Default Amount, if any, for the related Payment Date.  If the Investor Default Amount for any Payment Date exceeds the sum of the amounts applied to fund such Investor Default Amount pursuant to Section 4.2(a)(vii) (including any amounts applied pursuant to Section 4.2(b)), then such excess will be applied in the following order of priority to reduce (a) the Available Subordinated Amount for the related Determination Date (after giving effect to any reductions of the Available Subordinated Amount pursuant to Section 4.2(b)(ii)), (b) the

Class D Invested Amount, (c) the Class C Invested Amount, (d) the Class B Invested Amount, and (e) the remaining Invested Amount.

Section 4.4.                                   Reallocated Principal Collections.  On each Payment Date, the Reallocated Principal Collections for such Payment Date will be applied in the following order of priority to reduce (a) the Available Subordinated Amount (after giving effect to any reductions of the Available Subordinated Amount pursuant to Section 4.2(b)(ii) and Section 4.3), (b) the Class D Invested Amount, (c) the Class C Invested Amount, and (d) the Class B Invested Amount.

Section 4.5.                                   Excess Interest Collections.  On each Payment Date, Series 2012-2 will be allocated an amount equal to the product of (a) the aggregate amount of Excess Interest Collections for all Excess Interest Sharing Series in Excess Interest Sharing Group One for such Payment Date, times (b) a fraction, the numerator of which is the Interest Collections Shortfall for Series 2012-2 for such Payment Date and the denominator of which is the aggregate amount of Interest Collections Shortfalls for all Excess Interest Sharing Series in Excess Interest Sharing Group One for such Payment Date.

Section 4.6.                                   Shared Principal Collections.  On each Payment Date, Series 2012-2 will be allocated an amount equal to the product of (a) the aggregate amount of Shared Principal Collections with respect to all Principal Sharing Series in Principal Sharing Group One for such Payment Date, times (b) a fraction, the numerator of which is the Principal Shortfall for Series 2012-2 for such Payment Date and the denominator of which is the aggregate amount of Principal Shortfalls for all Principal Sharing Series in Principal Sharing Group One for such Payment Date.

Section 4.7.                                   Series 2012-2 Accounts.

(a)                                  The Servicer will, before the Closing Date, establish and maintain a Qualified Account in the name “The Bank of New York Mellon, as Indenture Trustee, as secured party for Ford Credit Floorplan Master Owner Trust A in respect of Series 2012-2” that is designated as the “Series 2012-2 Principal Funding Account”, which account will be beneficially owned by the Issuer.  The Series 2012-2 Principal Funding Account will initially be account number 781538.

(b)                                 The Servicer will, before the Closing Date, establish and maintain a Qualified Account in the name “The Bank of New York Mellon, as Indenture Trustee, as secured party for Ford Credit Floorplan Master Owner Trust A in respect of Series 2012-2” that is designated as the “Series 2012-2 Reserve Account”, which account will be beneficially owned by the Issuer.  The Series 2012-2 Reserve Account will initially be account number 781537.

(i)             The Series 2012-2 Reserve Account will be funded by the Depositors on the Closing Date in the amount equal to the Series 2012-2 Reserve Account Required Amount for such date and will be increased and decreased as described in this Indenture Supplement.

(ii)          On or prior to the first day of any Subordination Step-up Period, the Depositors may elect to increase the Series 2012-2 Reserve Account Required Percentage for such Subordination Step-up Period in lieu of increasing the Subordination Factor as contemplated by the definition thereof, by (i) notifying the Servicer and the Indenture Trustee of such election and (ii) depositing the amount of the related increase of the Series 2012-2 Reserve Account Required Amount into the Series 2012-2 Reserve Account; provided, that, if the Depositors fail to deposit the amount of such increase into the Series 2012-2 Reserve Account on or prior to the Payment Date of such Subordination Step-up Period, the Subordination Factor will automatically increase in accordance with the definition thereof.

(iii)                               Upon the earlier to occur of (A) the payment in full of the Series 2012-2 Notes, and (B) the Series 2012-2 Final Maturity Date, any funds remaining in the Series 2012-2 Reserve Account will be treated as Available Investor Principal Collections. The Series 2012-2 Reserve Account will, following such occurrence, be deemed to have terminated for the purposes of this Indenture Supplement.

(c)                                  The Servicer will, before the Closing Date, establish and maintain a Qualified Account in the name “The Bank of New York Mellon, as Indenture Trustee, as secured party for Ford Credit Floorplan Master Owner Trust A in respect of Series 2012-2” that is designated as the “Series 2012-2 Accumulation Period Reserve Account”, which account will be beneficially owned by the Issuer.  The Series 2012-2 Accumulation Period Reserve Account will initially be account number 781539.

(i)                                     The Series 2012-2 Accumulation Period Reserve Account will be funded by the Issuer, beginning on the Series 2012-2 Accumulation Period Reserve Account Funding Date, in the amount equal to the Series 2012-2 Accumulation Reserve Account Required Amount for such date and will be increased and decreased as described in this Indenture Supplement.

(ii)                                  On or before each Payment Date with respect to the Controlled Accumulation Period, the Servicer will calculate the Series 2012-2 Accumulation Period Reserve Draw Amount and instruct the Indenture Trustee to withdraw such amount from the Series 2012-2 Accumulation Period Reserve Account on such Payment Date and deposit such amount into the Collection Account for application as Available Investor Interest Collections.

(iii)                               Upon the earliest to occur of (A) the payment in full of the Series 2012-2 Notes, (B) the first Payment Date relating to an Early Amortization Period, and (C) the Series 2012-2 Final Maturity Date, any funds remaining in the Series 2012-2 Accumulation Period Reserve Account will be treated as Available Investor Interest Collections.  The Series 2012-2 Accumulation Period Reserve Account will, following such occurrence, be deemed to have terminated for purposes of this Indenture Supplement.

(d)                                 Each Series 2012-2 Account will be under the sole dominion and control of the Indenture Trustee, except that the Servicer may make deposits into and direct the Note Paying Agent or the Indenture Trustee to make withdrawals from each such Series 2012-2 Account in accordance with this Indenture Supplement.

(e)                                  The Series 2012-2 Accounts and all amounts, securities, investments, financial assets and other property deposited into or credited to such accounts will be held by the Indenture Trustee as secured party for the benefit of the Secured Parties of Series 2012-2 and, after payment in full of the Series 2012-2 Notes and all other amounts owing or to be distributed to such Secured Parties under this Indenture Supplement and the Sale and Servicing Agreements, as agent of the Issuer.  All deposits into and withdrawals from such accounts will be made in accordance with the Transaction Documents.

(f)                                    If at any time any of the Series 2012-2 Accounts ceases to be a Qualified Account, the Servicer will direct the Indenture Trustee to establish a new account to replace such account within 30 calendar days, which account will be a Qualified Account and from the date of establishment, such new account will be the Series 2012-2 Principal Funding Account, the Series 2012-2 Reserve Account or the Series 2012-2 Accumulation Period Reserve Account, as applicable, for the purposes of this Indenture Supplement.

(g)                                 If on any Payment Date, after giving effect to all withdrawals from and deposits into the Series 2012-2 Accounts, the amount in any Series 2012-2 Account exceeds the amount required to be in such Series 2012-2 Account pursuant to this Indenture Supplement or any other Transaction Document, then the Indenture Trustee will, at the direction of the Servicer, distribute such excess to the Depositor Interest Account for distribution to the holders of the Depositor Interest in accordance with the Trust Agreement.

Section 4.8.                                   Permitted Investments.  Funds in the Series 2012-2 Accounts will, at the direction of the Servicer, be invested by the Indenture Trustee in Permitted Investments selected by the Servicer.  All such Permitted Investments will be held by the Indenture Trustee on behalf of the Issuer for the benefit of the Noteholders of Series 2012-2 Notes.  Funds in the Series 2012-2 Accounts will be invested in Permitted Investments that will mature no later than the following Payment Date.  On each Payment Date, any net investment earnings on funds in such accounts will be deposited in the Collection Account and treated as Available Investor Interest Collections for such Payment Date.  The Indenture Trustee will bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section 4.8 nor for the selection of Permitted Investments in accordance with this Indenture Supplement, the Indenture or the Sale and Servicing Agreements.

Section 4.9.                                   Investment Instructions.  Any investment instructions required to be given to the Indenture Trustee pursuant to Section 4.8 must be given to the Indenture Trustee no later than 10:00 a.m. (New York City time) on the date such investment is to be made.  Any such investment instructions may be in the form of standing instructions given to the Indenture Trustee by the Servicer.  If the Indenture Trustee receives such investment instructions later than such time, the Indenture Trustee may, but is not obligated to, make such investment.  If the Indenture Trustee is unable to make an investment required in any investment instructions received by the Indenture Trustee after 10:00 a.m. (New York City time) on such day, such investment will be made by the Indenture Trustee on the next Business Day.  In no event will the Indenture Trustee be liable for any investment not made pursuant to investment instructions received after 10:00 a.m. (New York City time) on the day such investment is requested to be made.

ARTICLE V
THE NOTES

Section 5.1.                                   Retention By Depositors.  Any Note retained or acquired by the Depositors at any time on or after the Closing Date may be issued, transferred or exchanged by the Depositors only upon the delivery to the Indenture Trustee of an Opinion of Counsel dated as of the date of such issuance, transfer or exchange, as the case may be, to the effect that such issuance, transfer or exchange will not cause (i) any other security issued by the Issuer to be deemed sold or exchanged for purposes of Section 1001 of the Code or (ii) the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

Section 5.2.                                   Note Owner Representations.  Each Series 2012-2 Note Owner, by its acceptance of a beneficial interest in the Series 2012-2 Notes, is deemed to represent, warrant and covenant to the Issuer, the Depositors and the Indenture Trustee that:

(a)                                  either (A) it is not a Benefit Plan and is not acting on behalf of or investing the assets of a Benefit Plan or (B) its purchase and holding of such beneficial interest therein does not constitute and will not result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code due to the applicability of a statutory or administrative exemption from the prohibited transaction rules (or, if the Series 2012-2 Note Owner is subject to any Similar Law, such purchase and holding does not constitute and will not result in a violation of such Similar Law); and

(b)                                 it will treat the Series 2012-2 Notes for U.S. federal, state and local income and franchise tax purposes as indebtedness secured by the Trust Property.

ARTICLE VI
SERIES 2012-2 AMORTIZATION EVENTS

Section 6.1.                                   Series 2012-2 Amortization Events.  If any of the following events occurs with respect to the Series 2012-2 Notes:

(a)                                  failure by either Depositor (i) to make any payment or deposit required to be made under the related Sale and Servicing Agreement, the Indenture or this Indenture Supplement on or before the date occurring five Business Days after the date such payment or deposit is required to be made or (ii) to observe or perform in any material respect any other covenants or agreements of such Depositor in the related Sale and Servicing Agreement, the Indenture or this Indenture Supplement that has an Adverse Effect and continues for 60 days after the date on which notice of such failure, requiring the same to be remedied, has been given to such Depositor by the Indenture Trustee and continues to have an Adverse Effect for such 60-day period;

(b)                                 any representation or warranty made by either Depositor in the related Sale and Servicing Agreement, the Indenture or this Indenture Supplement, or any information contained in a computer file or other list required to be delivered by such Depositor pursuant to the related Sale and Servicing Agreement, proves to have been incorrect in any material respect when made or when delivered and has an Adverse Effect, which continues to be incorrect in any material respect for 60 days after the date on which notice of such failure, requiring the same to be remedied, has been given to such Depositor by the Indenture Trustee and continues to have an Adverse Effect for such 60-day period; provided, however, that a Series 2012-2 Amortization Event pursuant to this clause (b) will be deemed remedied if such Depositor has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period in accordance with the related Sale and Servicing Agreement;

(c)                                  a Servicer Termination Event that has an Adverse Effect;

(d)                                 the Note Balance of the Series 2012-2 Notes is not paid in full on the Expected Final Payment Date;

(e)                                  the average of the Monthly Principal Payment Rates for the three preceding Collection Periods is less than 21%;

(f)                                    on any Determination Date, the Available Subordinated Amount for the next Payment Date will be less than the Required Subordinated Amount after giving effect to any payments to be made on such Payment Date, and continues unremedied for five Business Days after such Payment Date;

(g)                                 the amounts in the Excess Funding Account exceed 30% of the sum of the “Adjusted Invested Amounts” of all Series for three consecutive Collection Periods, after giving effect to any payments to be made on each related Payment Date; or

(h)                                 the occurrence of an Event of Default with respect to Series 2012-2 and an acceleration of the maturity of the Series 2012-2 Notes pursuant to Section 5.2 of the Indenture, then, in the case of any event described in clauses (a) through (c) above that is continuing, after any applicable grace period, either the Indenture Trustee or the Noteholders of a majority of the Note Balance of the Series 2012-2 Notes by notice to the Depositors and the Servicer (and to the Indenture Trustee if given by the Noteholders of Series 2012-2 Notes) may declare that an Amortization Event with respect to the Series 2012-2 Notes (a “Series 2012-2 Amortization Event”) has occurred as of the date of such notice, and, in the case of any event described in clauses (d) through (h) above, a Series 2012-2 Amortization Event, will occur without any notice or other action on the part of the Indenture Trustee or the Series 2012-2 Noteholders immediately upon the occurrence of such event.

ARTICLE VII
SERIES FINAL MATURITY; FINAL PAYMENTS

Section 7.1.                                   Series Final Maturity.

(a)                                  The amount to be paid with respect to Series 2012-2 in connection with a reassignment of the Sold Receivables pursuant to Section 2.3(c) or 6.1(a) of the Sale and Servicing Agreements will be the Reassignment Amount for the first Payment Date following the Collection Period in which the reassignment obligation arises under the Sale and Servicing Agreements. With respect to the Reassignment Amount deposited into the Collection Account pursuant to Section 2.3(c) or 6.1(a) of the Sale and Servicing Agreements or the proceeds from any liquidation of Collateral allocable to Series 2012-2 pursuant to Section 5.6(c) of the Indenture, the Indenture Trustee will, in accordance with the direction of the Servicer, no later than 11:00 a.m. (New York City time) on the related Payment Date, make payments or distributions of the following amounts (in the priority set forth below and, in each case after giving effect to any payments and distributions otherwise to be made on such date) (i) the Note Balance of the Series 2012-2 Notes on such Payment Date will be distributed to the Note Paying Agent for payment to the Noteholders of the Series 2012-2 Notes and (ii) an amount equal to the Accrued Note Interest for such Payment Date, will be distributed to the Note Paying Agent for payment to the Noteholders of the related Class of Series 2012-2 Notes on such Payment Date.

(b)                                 Notwithstanding anything to the contrary in this Indenture Supplement, the Indenture or the Sale and Servicing Agreements, (i) all amounts distributed to the Note Paying Agent pursuant to Section 7.1(a) for payment to the Noteholders of the Series 2012-2 Notes will be deemed paid in full to the Noteholders the Series 2012-2 Notes on the date on which such funds are distributed to the Note Paying Agent pursuant to this Section 7.1(b) and will be deemed to be a final payment of the Series 2012-2 Notes and (ii) if the amounts available for final payment to the Noteholders of the Series 2012-2 Notes and to the Noteholders of any other Series on any Payment Date are less than the amount required to be so paid, the available amounts will be allocated to each Series based on the respective amounts required to be paid to each such Series on such Payment Date.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

Section 8.1.                                   Ratification of Agreement.  As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement is to be read, taken and construed as one and the same instrument.

Section 8.2.                                   Counterparts.  This Indenture Supplement may be executed in any number of counterparts (and by different parties on separate counterparts), each of which will be an original, but all of which will constitute one and the same instrument.

Section 8.3.                                   GOVERNING LAW.  THIS INDENTURE SUPPLEMENT AND EACH SERIES 2012-2 NOTE ARE TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

[Remainder of Page Intentionally Left Blank]

EXECUTED BY:

FORD CREDIT FLOORPLAN MASTER OWNER TRUST A, as Issuer

	By:	U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, not in its individual capacity, but solely as Indenture Trustee, Securities Intermediary and Bank

By:
Name:
Title:

[Signature Page to Series 2012-2 Indenture Supplement]

Exhibit A

Form of Class [A/B/C/D] Note

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN SHALL BE DEEMED TO HAVE REPRESENTED THAT EITHER (I) IT IS NOT, AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW OR REGULATION SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE (A “SIMILAR LAW”), OR (II) ITS ACQUISITION AND HOLDING OF THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN DOES NOT CONSTITUTE AND WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE BY REASON OF THE APPLICABILITY OF A STATUTORY OR ADMINISTRATIVE EXEMPTION FROM THE PROHIBITED TRANSACTION RULES (OR, IF THE HOLDER IS SUBJECT TO ANY SIMILAR LAW, ITS ACQUISITION AND HOLDING OF THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN DOES NOT CONSTITUTE AND WILL NOT RESULT IN A VIOLATION OF SUCH SIMILAR LAW).

Registered	$ (1)
No. [A/B/C/D]-	CUSIP No. [ ]
ISIN No. [ ]

FORD CREDIT FLOORPLAN MASTER OWNER TRUST A
SERIES 2012-2 ASSET BACKED NOTES, CLASS [A/B/C/D]

Ford Credit Floorplan Master Owner Trust A (the “Trust” or the “Issuer”), a Delaware statutory trust governed by the Second Amended and Restated Trust Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010, for value received, promises to pay to CEDE & CO., or registered assigns, subject to the following provisions, the principal sum of                                                    Dollars, or such greater or lesser amount as determined in accordance with the Indenture and the Indenture Supplement (each as defined on the reverse of this Class [A/B/C/D] Note), on the January 2019 Payment Date (the “Series 2012-2 Final Maturity Date”), except as otherwise provided below or in the Indenture or the Indenture Supplement.  Beginning on March 15, 2012 and on each subsequent Payment Date until the principal amount of this Class [A/B/C/D] Note is paid in full, the Issuer will pay interest on the unpaid principal amount of this Class [A/B/C/D] Note at an annual rate equal to [    ]% (the “Class [A/B/C/D] Note Interest Rate”), as determined pursuant to the Indenture Supplement.  Interest on this Class [A/B/C/D] Note will begin accruing from February 15, 2012 (the “Closing Date”) and will be payable in arrears on each Payment Date, computed on the basis of a 360-day year consisting of twelve 30-day months.  The principal of this Class [A/B/C/D] Note will be paid in the manner specified on the reverse of this Class [A/B/C/D] Note.

The principal of and interest on this Class [A/B/C/D] Note are payable in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Class [A/B/C/D] Note set forth on the reverse of this Class [A/B/C/D] Note, which will have the same effect as though fully set forth on the face of this Class [A/B/C/D] Note.

Unless the certificate of authentication on this Class [A/B/C/D] Note has been executed by or on behalf of the Indenture Trustee, by manual signature, this Class [A/B/C/D] Note will not be entitled to any benefit under the Indenture or the Indenture Supplement referred to on the reverse of this Class [A/B/C/D] Note, or be valid for any purpose.

(1)                                  Denominations of $100,000 and integral multiples of $1,000 in excess thereof.

The Issuer has caused this Class [A/B/C/D] Note to be duly executed.

FORD CREDIT FLOORPLAN MASTER OWNER TRUST A, as Issuer

By:	U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

Dated:                 ,

Indenture Trustee’s Certificate of Authentication

This is one of the Class [A/B/C/D] Notes described in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON,
not in its individual capacity, but solely as Indenture Trustee

By:
Responsible Person

FORD CREDIT FLOORPLAN MASTER OWNER TRUST A
SERIES 2012-2 ASSET BACKED NOTES, CLASS [A/B/C/D]

Summary of Terms and Conditions

This Class [A/B/C/D] Note is one of a duly authorized issue of Notes of the Issuer, designated as the Series 2012-2 Asset Backed Notes (the “Notes”), issued under the Second Amended and Restated Indenture, dated as of August 1, 2001, as amended and restated as of December 1, 2010 (as amended and supplemented, the “Indenture”), between the Issuer and The Bank of New York Mellon, as indenture trustee (the “Indenture Trustee”), as supplemented by the Series 2012-2 Indenture Supplement, dated as of February 1, 2012 (the “Indenture Supplement” and, together with the Indenture, the “Series Agreement”), and representing the right to receive certain payments from the Issuer.  The Notes are subject to all of the terms of the Series Agreement.  All terms used in this Class [A/B/C/D] Note that are defined in the Series Agreement have the meanings specified in the Series Agreement.  In the event of any conflict or inconsistency between the Series Agreement and this Class [A/B/C/D] Note, the Series Agreement controls.

The Class [A/B] Notes, in an initial aggregate principal amount of $                      , the Class [B/C/D] Notes, in an initial aggregate principal amount of $                          , and the Class [C/D] Notes, in an initial aggregate principal amount of $                           will also be issued under the Series Agreement.  The rights of the holders of the [Class B/Class C and] Class D Notes to receive payments on the [Class B/Class C and] Class D Notes are subordinate to the rights of the holders of the Class A [Class B and Class C] Notes to receive payments as specified in the Series Agreement.

The Noteholder, by its acceptance of this Class [A/B/C/D] Note, agrees that it will look solely to the property of the Issuer allocated to the payment of the Notes for payment under this Class [A/B/C/D] Note and under the Series Agreement and that neither the Issuer nor the Indenture Trustee is liable to the Noteholders for any amount payable under the Notes or the Series Agreement or, except as provided in the Series Agreement, subject to any liability under the Series Agreement.

This Class [A/B/C/D] Note does not purport to summarize the Series Agreement and reference is made to the Series Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced by this Class [A/B/C/D] Note, and the rights, duties and immunities of the Indenture Trustee.

The initial Note Balance of this Class [A/B/C/D] Note is $                            .  The Note Balance of this Class [A/B/C/D] Note on any date of determination will be an amount equal to (a) the initial Note Balance of this Class [A/B/C/D] Note, minus (b) the aggregate amount of principal payments made to the Noteholders of this Class [A/B/C/D] Note on or before such date.

The Expected Final Payment Date is the January 2017 Payment Date, but principal with respect to the Class [A/B/C/D] Notes may be paid earlier or later under certain circumstances described in the Series Agreement.  Payments of principal of the Notes will be payable in accordance with the Series Agreement.

Subject to the terms and conditions of the Series Agreement, the Depositors may, from time to time, direct the Owner Trustee, on behalf of the Issuer, to issue one or more new Series of notes.

On each Payment Date, the Note Paying Agent will pay to each Class [A/B/C/D] Noteholder of record on the related Record Date (except for the final payment in respect of this Class [A/B/C/D] Note) such Class [A/B/C/D] Noteholder’s pro rata share of the amounts held by the Note Paying Agent that are allocated and available on such Payment Date to pay interest and principal on the Class [A/B/C/D] Notes pursuant to the Indenture Supplement. Except as provided in the Series Agreement with respect to a final payment, payments to the Noteholders will be made (a) (i) if such Noteholder has provided the Note Registrar appropriate instructions at least five Business Days before such Payment Date and the aggregate original principal amount of such Noteholder’s Class [A/B/C/D] Notes is at least $1,000,000, by wire transfer in immediately available funds to the account of such Noteholder or (ii) by check mailed first class, postage prepaid to each Noteholder (at such Noteholder’s address as it appears in the Note Register), except that with respect to any Notes registered in the name of the nominee of the Clearing Agency, such distribution will be made in immediately available funds and (b) without presentation or surrender of any Note or the making of any notation on such note.  Final payment of this Class [A/B/C/D] Note will be made only upon presentation and surrender of this Class [A/B/C/D] Note at the office or agency specified in the notice of final payment delivered by the Indenture Trustee to the Noteholders in accordance with the Series Agreement.

This Class [A/B/C/D] Note does not represent an obligation of, or an interest in, Ford Credit Floorplan Corporation or Ford Credit Floorplan LLC (the “Depositors”), Ford Motor Credit Company LLC, Ford Motor Company or any Affiliate of any of them and is not insured or guaranteed by any governmental agency or instrumentality.

Each Noteholder, by accepting a Note, covenants and agrees that it will not at any time institute against the Issuer or the Depositors, or join in instituting against the Issuer or the Depositors, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

Except as otherwise provided in the Indenture Supplement, the Class [A/B/C/D] Notes are issuable only in minimum denominations of $100,000 and integral multiples of $1,000. The transfer of this Class [A/B/C/D] Note will be registered in the Note Register upon surrender of this Class [A/B/C/D] Note for registration of transfer at any office or agency maintained by the Note Registrar accompanied by a written instrument of transfer, in a form satisfactory to the Indenture Trustee or the Note Registrar, duly executed by the Class [A/B/C/D] Noteholder or such Noteholder’s attorney, and duly authorized in writing with such signature guaranteed, and upon such surrender one or more new Class [A/B/C/D] Notes in any authorized denominations of like aggregate principal amount will be issued to the designated transferee or transferees.

As provided in the Series Agreement and subject to certain limitations forth in the Series Agreement, Class [A/B/C/D] Notes are exchangeable for new Class [A/B/C/D] Notes in any authorized denominations and of like aggregate principal amount, upon surrender of such Notes to be exchanged at the office or agency of the Note Registrar.  No service charge may be imposed for any such exchange but the Issuer or Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with such exchange.

The Issuer, the Depositors, the Indenture Trustee and any agent of the Issuer, the Depositors or the Indenture Trustee will treat the person in whose name this Class [A/B/C/D] Note is registered as the owner of this Class [A/B/C/D] Note for all purposes, and none of the Issuer, the Depositors, the Indenture Trustee or any agent of the Issuer, the Depositors or the Indenture Trustee will be affected by notice to the contrary.

The holder of this Class [A/B/C/D] Note, by its acceptance of this Class [A/B/C/D] Note, and the owner of a beneficial interest in this Class [A/B/C/D] Note, by its acceptance of such beneficial interest, covenant and agree that (a) they will not at any time institute against the Issuer or the Depositors, or join in instituting against the Issuer or the Depositors, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture, the Indenture Supplement or any of the other related transaction documents and (b) if any Depositor becomes a debtor or debtor in possession in a case under any applicable United States federal or state bankruptcy, insolvency or other similar law now or hereafter in effect or otherwise subject to any insolvency, reorganization, liquidation, rehabilitation or other similar proceedings, any claim that the holders of the Notes of any Series may have at any time against the Issuer’s assets allocated in accordance with the Indenture to any Series unrelated to such Notes, and any claim that the holders of such Notes have at any time against the Depositors that they may seek to enforce against such Issuer’s assets allocated to any unrelated Series, will be subordinate to the payment in full (including post-petition interest) of the claims of the holders of any Notes of such unrelated Series and of the holders of any other notes, bonds, contracts or other obligations relating to such unrelated Series.

The holder of this Class [A/B/C/D] Note, by acceptance of this Class [A/B/C/D] Note, and each holder of a beneficial interest therein, agree to treat the Class [A/B/C/D] Notes as indebtedness of the Issuer for applicable United States federal, state and local income and franchise tax purposes.

THIS CLASS [A/B/C/D] NOTE IS TO BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER ARE TO BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Assignment

Social Security or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

(name and address of assignee)

the within note and all rights under such note, and irrevocably constitutes and appoints                                                                                            , attorney, to transfer such note on the books kept for registration of such note, with full power of substitution in the premises.

Dated:		(1)

Signature Guaranteed:

(1)           NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

Exhibit B

Form of Monthly Investor Report

B-1

Ford Credit Floorplan Master Owner Trust A

Monthly Servicing Report

Collection Period	/ /20 - / /20
Payment Date	/ /20

Contents	Pages
Trust Summary	1 – 5
20 -	6 – 8

Trust Summary

I. Principal Receivables

Trust Total
A. Beginning Adjusted Pool Balance	$

B. Principal Collections	$
C. Principal Adjustments	$
D. Principal Reduction – Redesignated Accounts	$
E. Defaulted Receivables	$
F. New Principal Receivables	$
G. Principal Increase – Additional Accounts	$
H. Net Deposits / (Withdrawals) to the Excess Funding Account	$

Ending Adjusted Pool Balance (A-B-C-D-E+F+G+H)	$

Monthly Principal Payment Rate	%

II. Interest Collections

Trust Total

Gross Interest Collections	$
Interest Adjustments	$
Recoveries	$
Interest Earned on Collection Account	$
Interest Earned on Excess Funding Account	$
Interest Earned on Backup Servicer Reserve Account	$

Interest Collections	$

Memo: Monthly Yield	%

III. Principal Collections

Trust Total

Principal Collections	$

1

IV. Series

Series	Beg of Period Adjusted Invested Amount	Increase/ (Decrease)	End of Period Adjusted Invested Amount	Increase/ (Decrease)	Payment Date Adjusted Invested Amount
20 -	$	$	$	$	$
20 -	$	$	$	$	$
Depositor Amt.	$		$
Total	$		$

V. Principal and Interest

Series	Floating Investor Percentage	Investor Principal Collections	Investor Interest Collections
20 -%		$	$
20 -%		$	$
Depositor Pct.	%	$	$
	%	$	$

Memo

Excess Depositor Percentage			%
Excess Depositor Collection		$	$
Depositor Servicing Fee			$
Depositor Backup Servicing Fee			$

VI. Redesignated Accounts – Reassigned

Trust Total
Principal Reduction – Receivables relating to accounts (including Performance Impaired Accounts) that were reassigned by the Issuer to the Depositor	$

VII. Excess Funding Account/Backup Servicer Reserve Account

Beginning Period Balance	$
Net Deposits / (Withdrawals)	$
Ending Period Balance	$
Determination Date balance before giving effect to Payment Date Cahsflows	$
Determination Date balance after giving effect to Payment Date Cashflows	$
Backup Servicer Reserve Account	$

Memo

Excess Funding Account as a pct. of aggregate Adjusted Invested Amount	%
Interest Earned on Excess Funding Account	$

2

VIII. Non-Conforming Receivables

Trust Total
Ineligible Receivables
Dealer Overconcentration
Manufacturer Overconcentration (>6% of pool balance) (a)
Manufacturer Overconcentration (2% to 6% of pool balance) (b)
Used Vehicle Overconcentration (c)
Medium and Heavy Truck Overconcentration
Development Dealer Overconcentration
Fleet Overconcentration
Non-Conformting Receivable Amount

Memo

Principal Receivables relating to Vehicles on Used Lines	$
Principal Receivables relating to Vehicles on Used Lines as a pct. of Pool Bal.	%
Principal Receivables relating to AutoNation	$
Principal Receivables relating to AutoNation as a pct. of Pool Bal.	%
Principal Receivables relating to Development Dealers	$
Principal Receivables relating to Development Dealers as a pct. of Pool Bal.	%
Principal Receivables relating to Fleet	$
Principal Receivables relating to Fleet as a pct. of Pool Bal.	%
Principal Receivables relating to New and Used Medium Heavy Truck Lines	$
Principal Receivables relating to New and Used Medium Heavy Truck Lines as a pct. of Pool Bal.	%
Principal Receivables relating to Program Vehicles (d)	$
Principal Receivables relating to Program Vehicles as a pct. of Pool Bal.	%

(a) Non-Conforming Receivables Amount for Series with a 6% Manufacturer Overconcentration Threshold (Series 20    -     , 20    -   )

(b) Non-Conforming Receivables Amount for Series with a 2% Manufacturer Overconcentration Threshold (Series 20    -    , 20    -   )

(c) Includes receivables related to vehicles on Used Lines and Program Lines

(d) Primarily off-lease vehicles purchased by a dealer at a Ford Credit approved auction. Program lines are separate from Used Lines

3

IX. Subordination and Depositor Amount as of Determination Date

Series	Subordinated Pct.	Subordinated Pct. times (Adj. Invested Amount minus EFA) (A)	Incremental Subordinated Amount (B)	Required Subordinated Amount (B)
20- -%		$	$	$
20 -%		$	$	$

Series	Required Subordinated Amount (C)	Required Pool Pct. minus 100% times Initial Invested Amount (D)	Required Depositor Amount as of Determination Date (C+D)
	$	$	$
20 -	$	$	$
20 -

Required Depositor Amount			$
Depositor Amount			$

Memo: Determination Date Pool Balance				$

X. Redesignation Notice

Notice is hereby given, pursuant to Section 2.7(b)(i) of the Fifth Amended and Restated Sale and Servicing Agreement dated as of December 1, 2010, that the redesignation of certain Account and the reassignment of the Receivables and Related Security arising in connection with such Accounts occurred on the Redesignation Date of     /    /20    , and a Redesignated Account Schedule has been delivered to the Owner Trustee and the Indenture Trustee in accordance with the Sale and Servicing Agreements.

Redesignated Accounts
Depositor	Trust	Yes	No
Ford Credit Floorplan Corporation	Ford Credit Floorplan Master Owner Trust A
Ford Credit Floorplan LLC	Ford Credit Floorplan Master Owner Trust A

1

XI. Early Amortization Declarations

	Yes	No

1. Breach of covenants or agreements made in the SSA, Indent. Or Supp. And uncured for 60 days

2. Failure to make any req. pmt. or deposit under SSA, Indent. or Supp. and uncured for 5 bus. days

3. Breach of any rep. or warranty made in the SSA, Indent. or Supp. and uncured for 60 days

4. Bankruptcy, insolvency or receivership of Ford Credit, FCFMOTA or Ford

5. FCFMOTA is an investment company within the meaning of the ICA of 1940

6. Failure of FCF Corp or FCF LLC to convey Receiv. pursuant to the SSA and uncured for 10 days

7. Available Sub. Amt. is less than the Required Sub. Amt. and uncured for 5 days

8. Servicer default or an event of default with respect to the outstanding notes has occurred

9. Average monthly payment rate for the past three periods is less than 21%

10. Excess Funding Acct. Bal. exceeds 30% of Outstanding Series Adj. Inv. Amts. for 3 periods

Memo

Additional statistical information regarding Ford Credit’s U.S. Dealer Floorplan portfolio and the Trust’s portfolio for the most recently available quarter can be found on Ford Credit’s website at http://fordcredit.com/institutionalinvestments/jindex.html.

XII. Repurchase Demand Activity (Rule 15Ga-1)

(1) Repurchase Activity

[No Activity to Report]

[Provide Chart if Any Activity to Report]

(2) Most Recent Form ABS-15G

Filed by: Ford Motor Credit Company LLC

CIK#: [          ]

Date: [          ]

2

Series 20    -     Summary

I. 20    -     Origination Information

Date of Origination:	, 20
Expected Final Maturity Date:	, 20
Final Maturity Date:	, 20

	Beginning of Period Adjusted Invested Amount	Increase / (Decrease)	End of Period Adjusted Invested Amount	Increase / (Decrease)	Payment Date Adjusted Invested Amount
Class	$	$	$	$	$
Class	$	$	$	$	$
Class	$	$	$	$	$
Class	$	$	$	$	$

II. Series Allocations

Current Floating Investor Percentage	%
Investor Principal Collections	$
Principal Default Amounts	$
Investor Interest Collections	$

III. Collections

Interest
Investor Interest Collections	$
Reserve Fund Investment Proceeds	$
Accumulation Period Reserve Account Release	$
Accumulation Period Reserve Account Investment Proceeds	$
Principal Funding Account Investment Proceeds	$
Excess Depositor Interest Allocation	$

Available Investor Interest Collections	$
Shared Interest Collections from Excess Interest Sharing Group One	$
Available Subordination Draw	$
Reserve Fund Draw	$
Reallocated Principal Allocations	$

Total Interest Collections	$

Principal
Investor Principal Collections	$
Investor Default Amount, Investor Charge-Off and Reallocated Principal Collections	$
Shared Principal Collections from Principal Sharing Group One (Withdrawal from EFA)	$
Reserve Fund Draw	$

Available Investor Principal Collections	$

3

IV. Interest Calculations

	Class Notes	Class Notes	Class Notes	Class Notes
Original Principal Outstanding	$	$	$	$
Note Interest Rate	%	%	%	%
Days in Interest Period

Monthly Interest	$	$	$	$

V. Available Investor Interest Collections Distribution Payments by Priority

Total Interest Amount	$

(1) Accrued Note Interest – Class Notes	$
(2) Accrued Note Interest – Class Notes	$
(3) Accrued Note Interest – Class Notes	$
(4) Accrued Note Interest – Class Notes	$
(5) Unpaid Fees and Disbursements to Owner/Indenture Trustee up to a max of $150,000.00 per year	$
(6) Current and past due Back-up Servicing Fee or Servicing Fee if Ford Credit is no longer Servicer	$
(7) Investor Default Amount, to be added to Principal Collections	$
(8) Replenish Reserve Fund	$
(9) Investor Chargeoffs not previously reimbursed, to be added to Principal Collections	$
(10) Reallocated Principal Collections not previously reimbursed, to be added to Principal Collections	$
(11) Fund Accumulation Period Reserve Account	$
(12) Servicing Fees due Ford Credit	$
(13) Required Subordination Shortfall to be sent to holders of Depositor Interest	$
(14) Unpaid Fees and Disbursements to Owner/Indenture Trustee pursuant to clause (ii)	$
(15) Other Amounts due to Back-up Servicer or Successor Servicer	$
(16) Shared with other series in Excess Interest Sharing Group One	$
(17) Remainder released to holders of Depositor Interest	$

VI. Available Investor Principal Collections Distribution Payments by Priority

Available Investor Principal Collections	$
Deposit to Principal Funding Account	$
Shared with other series in Principal Sharing Group One	$
Remainder released to holders of Depositor Interest	$

VII. Subordination and Participation

Subordination Percentage	%
Incremental Subordinated Amount	$
Required Subordinated Amount	$
Required Pool Pct. minus 100% times Initial Invested Amount	$
Required Depositor Amount Series 20 -	$

4

VIII. Distribution to Holders of Notes

(per $1,000 denomination note)

Total Amount Allocable to Principal Class	$
Total Amount Allocable to Interest Class	$
Total Amount Distributed to Class	$

Total Amount Allocable to Principal Class	$
Total Amount Allocable to Interest Class	$
Total Amount Distributed to Class	$

Total Amount Allocable to Principal Class	$
Total Amount Allocable to Interest Class	$
Total Amount Distributed to Class	$

IX. Reserve Fund

Beginning of Collection Period Balance	$
Reserve Fund Draw	$
Increases/(Decreases)	$
End of Collection Period Balance	$
Increases/(Decreases)	$
Payment Date Balance	$

X. Memo Items

Excess Funding Amount Series 20 -	$
Accumulation Period Reserve Account Balance	$
Controlled Accumulation Amount – This Period	$
Controlled Accumulation Amount – Cumulative	$

5